Exhibit 99.4

CERTIFICATION

Pursuant to 18 United States Code § 1350

The Undersigned hereby certifies that to his knowledge the annual report of Federal-Mogul Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2003

By:	/s/ G. Michael Lynch
G. Michael Lynch Chief Financial Officer